Exhibit 10.1

RPT REALTY

AMENDED AND RESTATED
2019 OMNIBUS LONG-TERM INCENTIVE PLAN

RPT Realty, a Maryland real estate investment trust (the “Trust”), sets forth herein the terms of its Amended and Restated 2019 Omnibus Long-Term Incentive Plan (the “Plan”), as follows:

Section 1    PURPOSE

The Plan is intended to enhance the ability of the Trust, RPTI, RPTLP (as defined below) and the Subsidiaries and Affiliates of each of them to attract and retain highly qualified Trustees, officers, key employees and other persons and to motivate such persons to serve the Trust, RPTI, RPTLP, and the Subsidiaries of each of them and to improve the business results and earnings of the Trust and RPTLP, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Trust. To this end, the Plan provides for the grant of options, share appreciation rights, restricted shares, restricted share units, unrestricted shares and dividend equivalent rights. Any of these awards may, but need not, be made as performance incentives to reward attainment of performance goals in accordance with the terms hereof. Share options granted under the Plan may be incentive stock options or non-qualified options, as provided herein. The Plan shall replace the Ramco-Gershenson Properties Trust 2012 Omnibus Long-Term Incentive Plan (the “Predecessor Plan”) and as of the Original Effective Date no further grants of awards shall be made under the Predecessor Plan or the Ramco-Gershenson Properties Trust Inducement Incentive Plan.

Section 2    DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1    “Affiliate” means a person or entity which controls, is controlled by, or is under common control with the Trust, RPTI or RPTLP, as the case may be.

2.2    “Award” means a grant of an Option, Share Appreciation Right, Restricted Shares, Restricted Share Units, Unrestricted Shares, Dividend Equivalent Rights or cash-based award under the Plan.

2.3    “Award Agreement” means a written or electronic agreement or other instrument that evidences and sets out the terms and conditions of an Award.

2.4    “Benefit Arrangement” shall have the meaning set forth in Section 14 hereof.

2.5    “Board” means the Board of Trustees of the Trust.

2.6    “Cause” means, unless otherwise provided in an applicable written agreement with the Trust, RPTI, RPTLP or a Subsidiary or Affiliate of any of them, (i) actual dishonesty intended to result in substantial personal enrichment at the expense of the Trust or of any subsidiary of the Trust, (ii) the conviction of a felony, or (iii) repeated willful and deliberate failure or refusal to perform the duties normally associated with a Participant’s position which is not remedied in a reasonable period of time after receipt of written notice from the Trust.

2.7    “Change in Control” means:

(a)    On or after the Original Effective Date of this Plan, any person (which, for all purposes hereof, shall include, without limitation, an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate and a trustee, executor, administrator or other legal representative) (a “Person”) or any group of two or more Persons acting in concert becomes the beneficial owner, directly or indirectly, of securities of the Trust representing, or acquires the right to control or direct, or to acquire through the conversion of securities or the exercise of warrants or other rights to acquire securities, 40% or more of the combined voting power of the Trust's then outstanding securities; provided that for the purposes of this provision (A) “voting power” means the right to vote for the election of trustees, and (B) any determination of percentage of combined voting power shall be made on the basis that (x) all securities beneficially owned by the Person or group or over which control or direction is exercised by the Person or group which are convertible into securities carrying voting rights have been converted (whether or not then convertible) and all options, warrants or other rights which may be exercised to acquire securities beneficially owned by the Person or group or over which control or direction is exercised by the Person or group have been exercised (whether or not then exercisable), and (y) no such convertible securities have been converted by any other Person and no such options, warrants or other rights have been exercised by any other Person; or

(b)    A reorganization, merger, consolidation, combination, corporate restructuring or similar transaction (an “Event”), in each case, in respect of which the beneficial owners of the outstanding Trust voting securities immediately prior to such Event do not, following such Event, beneficially own, directly or indirectly, more than 60% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of trustees of the Trust and any resulting parent entity of the Trust in substantially the same proportions as their ownership, immediately prior to such Event, of the outstanding Trust voting securities; or

(c)    An Event involving the Trust as a result of which more than 50% of the members of the board of trustees of the parent entity of the Trust or the Trust are not persons who were members of the Board immediately prior to the Event.

Notwithstanding the preceding, to the extent “Change in Control” is a payment trigger, and not merely a vesting trigger, for any 409A Award, “Change in Control” means a change in the ownership or effective control of the Trust, or a change in the ownership of a substantial portion of the assets of the Trust, as described in Treas. Reg. Section 1.409A-3(i)(5), but replacing the term “Trust” for the term “corporation” in such regulation.

2.8    “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended, and the rules and regulations promulgated thereunder.

2.9    “Committee” means the Compensation Committee of the Board, or, if the Board so elects, a different committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.1.

2.10    “Disability” means a Participant’s physical or mental condition resulting from any medically determinable physical or mental impairment that renders such Participant incapable of engaging in any substantial gainful employment and that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 365 days. Notwithstanding the foregoing, a Participant shall not be deemed to be Disabled as a result of any condition that:

(a)    Was contracted, suffered, or incurred while such Participant was engaged in, or resulted from such Participant having engaged in, a felonious activity;

(b)    Resulted from an intentionally self-inflicted injury or an addiction to drugs, alcohol, or substances which are not administered under the direction of a licensed physician as part of a medical treatment plan; or

(c)    Resulted from service in the Armed Forces of the United States for which such Participant received or is receiving a disability benefit or pension from the United States, or from service in the armed forces of any other country irrespective of any disability benefit or pension.

The Disability of a Participant and the date on which a Participant ceases to be employed by reason of Disability shall be determined by the Trust, in accordance with uniform principles consistently applied, on the basis of such evidence as the Committee and the Trust deem necessary and desirable, and its good faith determination shall be conclusive for all purposes of the Plan. The Committee or the Trust shall have the right to require a Participant to submit to an examination by a physician or physicians and to submit to such reexaminations as the Committee or the Trust shall require in order to make a determination concerning the Participant’s physical or mental condition; provided, however, that a Participant may not be required to undergo a medical examination more often than once each 180 days, nor at any time after the normal date of the Participant’s Retirement. If any Participant engages in any occupation or employment (except for rehabilitation as determined by the Committee) for remuneration or profit, which activity would be inconsistent with the finding of Disability, or if the Committee, on the recommendation of the Trust, determines on the basis of a medical examination that a Participant no longer has a Disability, or if a Participant refuses to submit to any medical examination properly requested by the Committee or the Trust, then in any such event, the Participant shall be deemed to have recovered from such Disability. The Committee in its discretion may revise this definition of “Disability” for any grant, except to the extent that the Disability is a payment event under a 409A Award.

2.11    “Dividend Equivalent Right” means a right, granted to a Participant under Section 12 hereof, to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.

2.12     “Effective Date” means the date that the Plan is approved by the shareholders of the Trust, provided that such date is not more than one year after the approval of the Plan by the Board.

2.13     “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.14    “Fair Market Value” means the value of a Share, determined as follows: if on the Grant Date or other determination date the Shares are listed on an established national or regional share exchange, are admitted to quotation on the New York Stock Exchange (“NYSE”) or are publicly traded on an established securities market, the Fair Market Value of a Share shall be the closing price of the Shares on such exchange or in such market (if there is more than one such exchange or market the Committee shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Shares is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Shares are not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Shares as determined by the Committee in good faith; provided that such valuation with respect to any Award that the Trust intends to be a stock right not providing for the deferral of compensation under Treas. Reg. Section 1.409A-1(b)(5)(i) (Non-Qualified Options) shall be determined by the reasonable application of a reasonable valuation method, as described in Treas. Reg Section 1.409A-1(b)(5)(iv)(B).

2.15    “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Participant, any person sharing the Participant’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Participant) control the management of assets, and any other entity in which one or more of these persons (or the Participant) own more than fifty percent of the voting interests.

2.16    “409A Award” means any Award that is treated as a deferral of compensation subject to the requirements of Code Section 409A.

2.17    “Good Reason” shall mean, except as set forth in a separate agreement between the Trust and a Participant, the initial existence of one or more of the following conditions arising without the consent of a Participant within the one-year period following a Change in Control, provided that such Participant provides notice to the Trust of the existence of such condition within 90 days of the initial existence of the condition, the Trust does not remedy the condition within 30 days after receiving notice, and such Participant actually terminates employment with the Trust within 30 days following the Trust’s failure to remedy the condition:

(a)    A material diminution in a Participant’s base salary in effect immediately before the date of the Change in Control or as increased from time to time thereafter;

(b)    A material diminution in a Participant’s authority, duties, or responsibilities;

(c)    A material diminution in the authority, duties, or responsibilities of the supervisor to whom a Participant is required to report, including a requirement that a Participant report to a corporate officer or employee instead of reporting directly to the Board;

(d)    A material diminution in the budget over which a Participant retains authority;

(e)    A material change in the geographic location at which a Participant must perform the services related to his or her position; or

(f)    Any other action or inaction that constitutes a material breach by the Trust of any agreement under which a Participant provides services to the Trust.

2.18    “Grant Date” means the date on which the Committee approves an Award or such later date as may be specified by the Committee.

2.19    “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.20    “Non-Qualified Option” means an Option that is not an Incentive Stock Option.

2.21    “Option” means an option to purchase Shares pursuant to the Plan, which may either be an Incentive Stock Option or a Non-Qualified Option.

2.22    “Option Price” means the exercise price for each Share subject to an Option.

2.23    “Original Effective Date” means April 29, 2019.

2.24     “Other Agreement” shall have the meaning set forth in Section 14 hereof.

2.25    “Outside Trustee” means a member of the Board who is not an officer or employee of the Trust, of RPTI, of RPTLP, or of any of their Affiliates.

2.26    “Participant” means a person who receives or holds an Award under the Plan.

2.27    “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 13) over a performance period of up to 10 years.

2.28    “Plan” means the Amended and Restated RPT Realty 2019 Omnibus Long-Term Incentive Plan.

2.29    “Reorganization” means any reorganization, merger or consolidation of the Trust with one or more other entities which does not constitute a Change in Control.

2.30    “Restricted Share” means a Share awarded to a Participant pursuant to Section 10 hereof.

2.31    “Restricted Share Unit” means a bookkeeping entry representing the equivalent of a Share awarded to a Participant pursuant to Section 10 hereof.

2.32    “Retirement” means termination of Service with consent of the Committee on or after age 62, or any other definition established by the Committee, in its discretion, either in any Award Agreement or in writing after the grant of any Award, provided that the definition of Retirement with respect to the timing of payment (and not merely vesting) of any 409A Award cannot be changed after the Award is granted.

2.33    “RPTI” means RPT Realty, Inc., a Michigan corporation.

2.34    “RPTLP” means RPT Realty, L.P., a Delaware limited partnership.

2.35    “SAR Exercise Price” means the per share exercise price of an SAR granted to a Participant under Section 9 hereof.

2.36    “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.37    “Service” means service as a Service Provider to the Trust, RPTI, RPTLP, or a Subsidiary or Affiliate of any of them. Unless otherwise stated in the applicable Award Agreement, a Participant’s change in position or duties shall not result in interrupted or terminated Service, so long as such Participant continues to be a Service Provider to the Trust, RPTI, RPTLP, or a Subsidiary or Affiliate of any of them. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Committee, which determination shall be final, binding and conclusive. With respect to the timing of payment (and not merely vesting) of any 409A Award, whether a termination of Service shall have occurred shall be determined in accordance with the definition of “Separation from Service” under Treas. Reg. Section 1.409(A)-1(h).

2.38    “Service Provider” means an employee, officer or Trustee of the Trust, RPTI, RPTLP, or a Subsidiary or Affiliate of any of them, or a consultant or adviser providing services to the Trust, RPTI, RPTLP, or a Subsidiary or Affiliate of any of them; provided, however, that Service Providers shall be limited to those individuals or entities to whom the issuance of Shares under the Plan may be registered by the Trust on Form S-8 and who are permitted to participate in an “employee benefit plan” as defined in Rule 405 under the Securities Act.

2.39    “Share” or “Shares” means the common shares of beneficial interest of the Trust.

2.40    “Share Appreciation Right” or “SAR” means a right granted to a Participant under Section 9 hereof.

2.41    “Subsidiary” means any “subsidiary corporation” of the Trust, of RPTI or of RPTLP within the meaning of Section 424(f) of the Code.

2.42    “Substitute Awards” means Awards granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity acquired by the Trust, RPTI, RPTLP, or a Subsidiary or Affiliate of any of them or with which the Trust, RPTI, RPTLP, or a Subsidiary or Affiliate of any of them combines.

2.43    “Ten Percent Shareholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding shares of the Trust, RPTI, RPTLP or any of their Subsidiaries. In determining share ownership, the attribution rules of Section 424(d) of the Code shall be applied.

2.44    “Termination Date” means the date upon which an Option shall terminate or expire, as set forth in Section 8.3 hereof.

2.45    “Trust” means RPT Realty, a Maryland real estate investment trust.

2.46    “Unrestricted Share Award” means an Award pursuant to Section 11 hereof.

Section 3    ADMINISTRATION OF THE PLAN

3.1    Committee. The Plan shall be administered by or pursuant to the direction of the Committee. The Committee shall have such powers and authorities related to the administration of the Plan as are consistent with the governing documents of the Trust and applicable law. The Committee shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Committee deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. Subject to the governing documents of the Trust and applicable law, the Committee may delegate all or any portion of its authority under the Plan to a subcommittee of trustees and/or officers of the Trust for the purposes of determining or administering Awards granted to persons who are not then subject to the reporting requirements of Section 16 of the Exchange Act. The interpretation and construction by the Committee of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive. The Committee shall consist of not less than three (3) members of the Board, which members shall be “Non-Employee Trustees” as defined in Rule 16b-3 under the Exchange Act (or such greater number of members which may be required by said Rule 16b-3) and which members shall qualify as “independent” under any applicable stock exchange rules.

3.2    Terms of Awards. Subject to the other terms and conditions of the Plan, the Committee shall have full and final authority to:
(i)    Designate Participants,

(ii)    Determine the type or types of Awards to be made to a Participant,

(iii)    Determine the number of Shares to be subject to an Award,

(iv)    establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the Shares subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options) or to ensure exemption from or compliance with Code Section 409A,

(v)    Prescribe the form of each Award Agreement evidencing an Award, and

(vi)    Amend, modify, or supplement the terms of any outstanding Award. Notwithstanding the foregoing, no amendment, modification or supplement of any Award shall, without the consent of the Participant, impair the Participant’s rights under such Award, or subject to the requirements of Code Section 409A any Award that was excluded from Code Section 409A coverage upon grant, and no amendment, modification or supplement of any Award that would be treated as repricing under the rules of the stock exchange or market on which the Shares are listed or quoted shall be made without approval of the Trust’s shareholders.

The Trust may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Participant on account of actions taken by the Participant in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees, tenants or others of the Trust, RPTI, RPTLP, or a Subsidiary or Affiliate of any of them or any confidentiality obligation with respect to the Trust, RPTI, RPTLP, or a Subsidiary or Affiliate of any of them or otherwise in competition with the Trust, RPTI, RPTLP, or a Subsidiary or Affiliate of any of them, to the extent specified in such Award Agreement applicable to the Participant. Furthermore, unless the Committee provides otherwise in the applicable Award Agreement, the Trust may annul an Award if the Participant is an employee of the Trust, RPTI, RPTLP, or a Subsidiary or Affiliate of any of them and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable.

Notwithstanding the foregoing, no amendment or modification may be made to an outstanding Option or SAR which reduces the Option Price or SAR Exercise Price, either by lowering the Option Price or SAR Exercise Price or by canceling the outstanding Option or SAR and granting a replacement or substitute Option or SAR with a lower exercise price, or exchanging any outstanding Option or SAR with cash or other awards, in each case, without the approval of Trust’s shareholders, provided, that, appropriate adjustments may be made to outstanding Options and SARs pursuant to Section 16.

3.3    Deferral Arrangement. The Committee may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to compliance with the provisions of Section 17, Code Section 409A, in each case, where applicable, and such other rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Share equivalents and restricting deferrals to comply with hardship or unforeseeable emergency distribution rules affecting 401(k) plans and 409A Awards. Notwithstanding the foregoing, no deferral shall be allowed if the deferral opportunity would violate Code Section 409A.

3.4    No Liability. No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

3.5    Book Entry. Notwithstanding any other provision of this Plan to the contrary, the Trust, RPTI, RPTLP, or a Subsidiary or Affiliate of any of them may elect to satisfy any requirement under this Plan for the delivery of Share certificates through the use of book-entry.

3.6    Minimum Vesting. Any Award (or portion thereof) other than an Excepted Award (as defined below) shall have a minimum vesting period of one year from the Grant Date (the “Minimum Vesting Period”); provided, however, nothing in this Section 3.6 shall limit the Committee’s authority to accelerate the vesting of Awards, including in cases of Retirement, death, Disability or other termination of employment or a Change in Control or other similar sale or change in control transaction, Notwithstanding the foregoing, (i) Awards (including any Unrestricted Share Award) with respect to 5% of the total Shares authorized to be issued under the Plan pursuant to Section 4 may have a vesting period of less than the Minimum Vesting Period, (ii) Awards may granted as substitute Awards in replacement of other Awards (or awards previously granted by an entity being acquired (or assets of which are being acquired)) that were scheduled to vest within the Minimum Vesting Period, (iii) annual Awards to Outside Trustees that occur in connection with the Company’s annual meeting of shareholders may vest on the date of the Company’s next annual meeting of shareholders; provided, however, that in no event will the vesting period for any such award be less than 50 weeks and (iv) Awards may be granted in connection with an elective deferral of cash compensation that, absent a deferral election, otherwise would have been paid to the grantee within the Minimum Vesting Period (each such Award, an “Excepted Award”).

Section 4    SHARES SUBJECT TO THE PLAN

Subject to adjustment as provided in Section 16 hereof, the aggregate number of Shares available for issuance under the Plan shall be Five Million One Hundred Thousand (5,100,000) plus the number of Shares that become available under the Predecessor Plan as a result of any the cancellation, forfeiture or expiration of any award or any award settled in cash in lieu of Shares under such Predecessor Plan that occurs after the Original Effective Date. Such Five Million One Hundred Thousand (5,100,000) Shares shall also be the aggregate number of Shares in respect of which Incentive Stock Options may be granted under the Plan. The aggregate number of Shares available under this Section 4 shall be reduced by one Share for every one Share subject to an Award under this Plan. Shares issued or to be issued under the Plan shall be authorized but unissued Shares or issued Shares that have been reacquired by the Trust, RPTI, RPTLP, or a Subsidiary or Affiliate of any of them. If any Shares covered by an Award are not purchased or are forfeited, or if an Award is settled in cash in lieu of Shares or otherwise terminates without delivery of Shares subject thereto, then the number of Shares related to such Award and subject to such forfeiture or termination shall not be counted against the limit set forth above, but shall again be available for making Awards under the Plan. If an Award (other than a Dividend Equivalent Right) is denominated in Shares, the number of Shares covered by such Award, or to which such Award relates, shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan as provided above.

Notwithstanding the foregoing, the following Shares shall not be available for future grant: (a) Shares tendered or withheld in payment of the exercise price of an Option and (b) Shares withheld by the Trust or otherwise received by the Trust to satisfy tax withholding obligations in connection with an Award. In addition, all Shares covered by an SAR that were issued under the net settlement or net exercise of such SAR shall be counted against the number Shares available for issuance under the Plan and Shares purchased in the open market using Option proceeds shall not be available for future grant under the Plan.

The Committee shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code or Section 1.409A-1(b)(5)(v)(D) of the Treasury Regulations applies. The number of Shares reserved pursuant to Section 4 may be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of Shares subject to Awards before and after the substitution.

Section 5    EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1    Effective Date. The Plan shall be effective as of the Effective Date.

5.2    Term. The Plan shall terminate automatically ten (10) years after the Effective Date and may be terminated on any earlier date as provided in Section 5.3. The termination of the Plan shall not affect any Award outstanding on the date of such termination.

5.3    Amendment and Termination of the Plan. The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any Shares as to which Awards have not been made. An amendment shall be contingent on approval of the Trust’s shareholders to the extent stated by the Board. An amendment will be contingent on approval of the Trust’s shareholders if the amendment would, except as permitted pursuant to the provisions of Section 16, reduce the Option Price of any previously granted Option or the grant price of any previously granted SAR, cancel any previously granted Options or SARs and grant substitute Options or SARs with a lower Option Price than the canceled Options or a lower grant price than the canceled SARs, or exchange any Options or SARs for cash, other awards, or Options or SARs with an Option Price or grant price that is less than the exercise price of the original Options or SARs. The Board, in its discretion, may determine to make any amendments to the Plan subject to the approval of the shareholders of the Trust for purposes of complying with the rules of any securities exchange or market system on which the Shares are listed or ensuring that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code. No Awards shall be made after termination of the Plan. No amendment, suspension or termination of the Plan shall (i) without the consent of the Participant, impair rights or obligations under any Award theretofore awarded under the Plan, nor (ii) accelerate any payment under any 409A Award except as otherwise permitted by the regulations under Section 409A of the Code.

Section 6    AWARD ELIGIBILITY AND LIMITATIONS

6.1    Service Providers and Other Persons. Subject to this Section 6, Awards may be made under the Plan to: (i) any Service Provider to the Trust, RPTI, RPTLP, or a Subsidiary or Affiliate of any of them, including any Service Provider who is an officer or Trustee of the Trust, RPTI, RPTLP or a Subsidiary or Affiliate of any of them, as the Committee shall determine and designate from time to time, (ii) any Outside Trustee and (iii) any other person or entity whose participation in the Plan is determined to be in the best interests of the Trust by the Committee; provided that no Award may be granted under the Plan to a person or entity unless the issuance of Shares to such person or entity under the Plan may be registered by the Trust on Form S-8 and such person or entity is permitted to participate in an “employee benefit plan” as defined in Rule 405 under the Securities Act.

6.2    Successive Awards and Substitute Awards. An eligible person may receive more than one Award, subject to such restrictions as are provided herein. Notwithstanding Sections 8.1 and 9.1, the Option Price of an Option or the grant price of an SAR that is a Substitute Award may be less than 100% of the Fair Market Value of a Share on the date of grant of the Substitute Award provided that the Option Price or grant price is determined in accordance with the principles of Code Section 424 and the regulations thereunder or the principles of Treasury Reg. Section 1.409A-1(b)(5)(v)(D).

Section 7    AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Committee shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-Qualified Options or Incentive Stock Options, and in the absence of such specification such Options shall be deemed Non-Qualified Options.

Section 8    TERMS AND CONDITIONS OF OPTIONS

8.1    Option Price. The Option Price of each Option shall be fixed by the Committee and stated in the Award Agreement evidencing such Option. The Option Price of each Option shall be at least the Fair Market Value on the Grant Date of a Share; provided, however, that in the event that a Participant is a Ten Percent Shareholder, the Option Price of an Option granted to such Participant that is intended to be an Incentive Stock Option shall be not less than 110% of the Fair Market Value of a Share on the Grant Date.

8.2    Vesting. Subject to Sections 8.3, 8.4, 8.5 and 16.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions (including based on achievement of performance goals and/or future service requirements) as shall be determined by the Committee and stated in the Award Agreement. For purposes of this Section 8.2, fractional numbers of Shares subject to an Option shall be rounded to the next nearest whole number.

8.3    Term. Each Option granted under the Plan shall terminate, and all rights to purchase Shares thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such Option (the “Termination Date”); provided, however, that in the event that the Participant is a Ten Percent Shareholder, an Option granted to such Participant that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date.

8.4    Termination of Service. Unless the Committee otherwise provides in an Award Agreement or in a written agreement with the Participant after the Award Agreement is issued, upon the termination of a Participant’s Service, except to the extent that such termination is due to death, Disability, or Retirement, any Option held by such Participant that has not vested shall immediately be deemed forfeited and any otherwise vested Option or unexercised portion thereof shall terminate three (3) months after the date of such termination of Service, but in no event later than the date of expiration of the Option. If a Participant’s Service is terminated for Cause, the Option or unexercised portion thereof shall terminate as of the date of such termination. Unless the Committee otherwise provides in an Award Agreement or in a written agreement with the Participant after the Award Agreement is issued, if a Participant’s Service is terminated (i) due to Retirement any Option held by such Participant that has not vested shall immediately be deemed forfeited, subject to the Committee’s discretion to accelerate the vesting of all or part of such Option, and any vested Option or Option that vests upon the Committee’s exercise of its discretion shall continue in accordance with its terms and shall expire upon its normal date of expiration (except that an Incentive Stock Option shall cease to be an Incentive Stock Option upon the expiration of three (3) months from the date of the Participant’s Retirement and thereafter shall be a Non-Qualified Option), (ii) due to Disability, the Option shall become fully vested and shall continue in accordance with its terms and shall expire upon its normal date of expiration (except that an Incentive Stock Option shall cease to be an Incentive Stock Option upon the expiration of twelve (12) months from the termination of the Participant’s service due to Disability and thereafter shall be a Non-Qualified Option) or (iii) due to death, any Option of the deceased Participant shall become fully vested and shall continue in accordance with its terms and shall expire on its normal date of expiration (except that an Incentive Stock Option shall cease to be an Incentive Stock Option upon the expiration of twelve (12) months from the date of the Participant’s death and thereafter shall be a Non-Qualified Option). Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5    Limitations on Exercise of Option. Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, after the occurrence of an event referred to in Section 16 hereof which results in termination of the Option.

8.6    Method of Exercise. An Option that is exercisable may be exercised by the Participant’s delivery to the Trust of written notice of exercise on any business day, at the Trust’s principal office, on the form specified by the Committee. Such notice shall specify the number of Shares with respect to which the Option is being exercised and, except to the extent provided in Section 8.12.3 or Section 8.12.4, shall be accompanied by payment in full of the Option Price of the Shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Trust or an Affiliate may, in its judgment, be required to withhold with respect to an Award. The minimum number of Shares with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 Shares or such lesser number set forth in the applicable Award Agreement and (ii) the maximum number of Shares available for purchase under the Option at the time of exercise.

8.7    Rights of Holders of Options. A Participant holding or exercising an Option shall have none of the rights of a shareholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject Shares or to direct the voting of the subject Shares) until the Shares covered thereby are fully paid and issued to the Participant. Except as provided in Section 16 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.8    Delivery of Share Certificates. Promptly after the exercise of an Option to purchase Shares by a Participant and the payment in full of the Option Price, unless the Trust shall then have uncertificated Shares, such Participant shall be entitled to the issuance of a Share certificate or certificates evidencing his/her ownership of the Shares purchased upon such exercise.

8.9    Transferability of Options. Except as provided in Section 8.10, during the lifetime of a Participant, only the Participant (or, in the event of legal incapacity or incompetency, the Participant’s guardian or legal representative) may exercise an Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Participant to whom it is granted, other than by will or the laws of descent and distribution. Any attempt to transfer an Option in violation of this Plan shall render such Option null and void.

8.10    Family Transfers. If authorized in the applicable Award Agreement, a Participant may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Members. For the purpose of this Section 8.10, a “not for value” transfer is a transfer which is (i) a gift to a trust for the benefit of the participant and/or one or more Family Members, or (ii) a transfer under a domestic relations order in settlement of marital property rights. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except in accordance with this Section 8.10 or by will or the laws of descent and distribution. The events of termination of Service of Section 8.4 hereof shall continue to be applied with respect to the original Participant, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

8.11    Limitations on Incentive Stock Options. An Option shall constitute an Incentive Stock Option only (i) if the Participant granted such Option is an employee of the Trust or any Subsidiary of the Trust; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the Shares with respect to which all Incentive Stock Options held by such Participant become exercisable for the first time during any calendar year (under the Plan and all other plans of the Participant’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted. Notwithstanding anything to the contrary contained herein, any Option designated as an Incentive Stock Option that fails to meet the requirements of Code Section 422 shall be a Non-Qualified Option.

8.12    Form of Payment.

8.12.1 General Rule. Payment of the Option Price for the Shares purchased pursuant to the exercise of an Option shall be made in cash or in cash equivalents acceptable to the Trust.

8.12.2 Surrender of Shares. To the extent approved by the Committee in its sole discretion, payment of the Option Price for Shares purchased pursuant to the exercise of an Option may be made all or in part through the tender to the Trust of Shares, which Shares, if acquired from the Trust, shall have been held for at least six months at the time of tender and which shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender.

8.12.3 Cashless Exercise. To the extent permitted by law and to the extent permitted by the Committee in its sole discretion, payment of the Option Price for Shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Committee) of an irrevocable direction to a registered securities broker acceptable to the Trust to sell Shares and to deliver all or part of the sales proceeds to the Trust in payment of the Option Price and any withholding taxes described in Section 18.3.

8.12.4 Other Forms of Payment. To the extent permitted by the Committee in its sole discretion, payment of the Option Price for Shares purchased pursuant to exercise of an Option may be made in any other form that is consistent with applicable laws, regulations and rules.

Section 9    TERMS AND CONDITIONS OF SHARE APPRECIATION RIGHTS

9.1    Right to Payment and Grant Price. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the grant price of the SAR as determined by the Committee. The Award Agreement for an SAR shall specify the grant price of the SAR, which shall be at least the Fair Market Value of a Share on the Grant Date. SARs may be granted in conjunction with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in conjunction with all or part of any other Award or without regard to any Option or other Award.

9.2    Other Terms. The Committee shall determine at the Grant Date or thereafter, the time or times at which and the conditions under which an SAR may be exercised (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions (provided that no SAR shall be exercisable following the tenth anniversary of its Grant Date), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

9.3    Transferability of SARs. Unless the Committee otherwise provides in an Award Agreement or any amendment or modification thereof, no SAR may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant. Any attempt to transfer an SAR in violation of this Plan shall render such SAR null and void.

Section 10    TERMS AND CONDITIONS OF RESTRICTED SHARES AND RESTRICTED SHARE UNITS

10.1    Grant of Restricted Shares or Restricted Share Units. Awards of Restricted Shares or Restricted Share Units may be made to eligible persons. Restricted Shares or Restricted Share Units may also be referred to as performance shares or performance share units. If so indicated in the Award Agreement at the time of grant, a Participant may vest in more than 100% of the number of Restricted Share Units awarded to the Participant.

10.2    Restrictions. Subject to Section 3.6, at the time an Award of Restricted Shares or Restricted Share Units is made, the Committee may, in its sole discretion, establish a period of time (a “Restricted Period”) applicable to such Restricted Shares or Restricted Share Units, during which a portion of the Shares related to such Award shall become nonforfeitable or vest, on each anniversary of the Grant Date or otherwise, as the Committee may deem appropriate. Each Award of Restricted Shares or Restricted Share Units may be subject to a different Restricted Period. The Committee may, in its sole discretion, at the time a grant of Restricted Shares or Restricted Share Units is made, prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the satisfaction of corporate or individual performance conditions, which may be applicable to all or any portion of the Restricted Shares or Restricted Share Units in accordance with Section 13.1 and 13.2. Neither Restricted Shares nor Restricted Share Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Restricted Shares or Restricted Share Units. Each Participant may designate a beneficiary upon his or her death for the Restricted Shares or Restricted Share Units awarded to him or her under the Plan. If a Participant fails to designate a beneficiary, the Participant shall be deemed to have designated his or her estate as his or her beneficiary. Any attempt to transfer an Award of Restricted Shares or Restricted Share Units in violation of this Plan shall render such Award null and void.

10.3    Restricted Shares Certificates. Unless the Trust shall then have uncertificated Shares, the Trust shall issue, in the name of each Participant to whom Restricted Shares have been granted, Share certificates representing the total number of Restricted Shares granted to the Participant, as soon as reasonably practicable after the Grant Date. The Committee may provide in an Award Agreement that either (i) the Trust shall hold such certificates for the Participant’s benefit until such time as the Restricted Shares are forfeited to the Trust or the restrictions lapse, or (ii) such certificates shall be delivered to the Participant, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

10.4    Rights of Holders of Restricted Shares. Unless the Committee otherwise provides in an Award Agreement, holders of Restricted Shares shall have the right to vote such Shares and holders of vested Restricted Shares shall have the right to receive any dividends or distributions declared or paid with respect to such Shares. All distributions, if any, received by a Participant with respect to Restricted Shares as a result of any share split, share dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Award. If any such dividends or distributions are paid in cash, the right to receive such cash payments shall be subject to the same restrictions on transferability as the Restricted Shares with respect to which they are paid, and shall be accumulated during the Restricted Period and paid or forfeited when the Restricted Shares vest or are forfeited. In no event shall any cash dividend or distribution be paid later than 2½ months after the end of the tax year in which the applicable Restricted Period ends.

10.5    Rights of Holders of Restricted Share Units.

10.5.1 Dividend Equivalent Rights. Unless the Committee otherwise provides in an Award Agreement, holders of Restricted Share Units shall have no rights as shareholders of the Trust including the right to direct the voting of the subject Shares underlying a Restricted Share Unit Award. A holder of a Restricted Share Units shall not have the right to receive Dividend Equivalent Rights to the extent such Restricted Share Units are not vested.

10.5.2 Creditor’s Rights. A holder of Restricted Share Units shall have no rights other than those of a general creditor of the Trust. Restricted Share Units represent an unfunded and unsecured obligation of the Trust, subject to the terms and conditions of the applicable Award Agreement.

10.6    Termination of Service. Unless the Committee otherwise provides in an Award Agreement or in a written agreement with the Participant after the Award Agreement is issued, upon the termination of a Participant’s Service, any Restricted Shares or Restricted Share Units held by such Participant that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited, except to the extent that such termination is due to death, Disability, or Retirement. Further, the Award Agreement

may specify that the vested portion of the Award shall continue to be subject to the terms of any applicable transfer or other restriction. Unless the Committee otherwise provides in an Award Agreement or in a written agreement with the Participant after the Award Agreement is issued, if a Participant’s Service is terminated due to (i) death or Disability, any outstanding Award of Restricted Shares or Restricted Share Units shall be fully vested, and the Shares subject to such Awards shall be delivered in accordance with the terms of Section 10.7 below; or (ii) due to Retirement, any outstanding Award of Restricted Shares or Restricted Share Units shall be forfeited, subject to the Committee’s discretion to accelerate all or part of such Award, and the Shares subject to such Awards that are not forfeited shall be delivered in accordance with the terms of Section 10.7 below; provided, however, in the case of any Award relating to Restricted Share Units, the Shares subject to such Award shall be delivered in accordance with their original vesting schedule. Upon forfeiture of any Restricted Shares or Restricted Share Units, a Participant shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Shares or any right to receive dividends with respect to Restricted Shares or Restricted Share Units.

10.7    Delivery of Shares. Except as otherwise specified in an Award Agreement with respect to a particular Award of Restricted Shares or unless the Trust shall then have uncertificated Shares, within thirty (30) days of the expiration or termination of the Restricted Period, a certificate or certificates representing all Shares relating to such Award which have not been forfeited shall be delivered to the Participant or to the Participant’s beneficiary or estate, as the case may be. Except as otherwise specified with respect to a particular Award of Restricted Share Units or unless the Trust shall then have uncertificated Shares, within thirty (30) days of the satisfaction of the vesting criterion applicable to such Award, a certificate or certificates representing all Shares relating to such Award which have vested shall be issued or transferred to the Participant.

Section 11    TERMS AND CONDITIONS OF UNRESTRICTED SHARE AWARDS

The Committee may, in its sole discretion, grant (or sell at such purchase price determined by the Committee) an Unrestricted Share Award to any Participant pursuant to which such Participant may receive Shares free of any restrictions (“Unrestricted Shares”) under the Plan. Unrestricted Share Awards may be granted or sold as described in the preceding sentence in respect of past services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Participant.

Section 12    TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

12.1    Dividend Equivalent Rights. A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the Shares specified in the Dividend Equivalent Right (or other Award to which it relates) if such Shares had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any Participant, provided that any Award of Dividend Equivalent Rights shall comply with, or be exempt from, Code Section 409A. Dividend Equivalent Rights may not be granted hereunder relating to Shares which are subject to Options or Share Appreciation Rights. Notwithstanding any other provision of the Plan, no dividend or Dividend Equivalent Right shall provide for any crediting or payment on any Award or portion of an Award that is not vested. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award. Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Committee. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, unless such settlement would cause an Award that is otherwise exempt from Code Section 409A to become subject to and not in compliance with Code Section 409A (e.g., in the case of a Non-Qualified Option). Such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award.

12.2    Termination of Service. Except as may otherwise be provided by the Committee either in the Award Agreement or in a written agreement with the Participant after the Award Agreement is issued, a Participant’s rights in all Dividend Equivalent Rights shall automatically terminate upon the Participant’s termination of Service for any reason.

Section 13    TERMS AND CONDITIONS OF PERFORMANCE AWARDS

13.1    Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Performance Award, and the timing thereof, may be subject to such corporate or individual performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions.

13.2    Performance Awards. If and to the extent that the Committee determines to grant a Performance Award to a Participant, the grant, exercise and/or settlement of such Performance Award may be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 13.2.

13.2.1 Performance Goals Generally. The performance goals for such Performance Awards may consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 13.2. Performance goals may be objective and may require that the level or levels of performance targeted by the Committee result in the achievement of performance goals that are “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

13.2.2 Business Criteria. One or more of the business criteria for the Trust, on a consolidated basis, and/or specified Subsidiaries or business units of the Trust or the Trust (except with respect to the total shareholder return and earnings per share criteria), may be used by the Committee in establishing performance goals for such Performance Awards, including without limitation: (1) total shareholder return (share price appreciation plus dividends), (2) net income, (3) earnings per share, (4) funds from operations, (5) funds from operations per share, (6) return on equity, (7) return on assets, (8) return on invested capital, (9) increase in the market price of Shares or other securities, (10) revenues, (11) net operating income, (12) comparable center net operating income, (13) operating margin (operating income divided by revenues), (14) earnings before interest, taxes, depreciation and amortization (“EBITDA”) or adjusted EBITDA, (15) the performance of the Trust in any one or more of the items mentioned in clauses (1) through (14) in comparison to the average performance of the companies used in a self-constructed peer group for measuring performance under an Award, or (16) the performance of the Trust in any one or more of the items mentioned in clauses (1) through (14) in comparison to a budget or target for measuring performance under an Award. Business criteria may be measured on an absolute basis or on a relative basis (i.e., performance relative to peer companies) and on a GAAP or non-GAAP basis.

13.2.3 Timing For Establishing Performance Goals. Performance goals shall be established, in writing, not later than 90 days or such later time as determined by the Committee after the beginning of any performance period applicable to such Performance Awards.

13.2.4 Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Shares, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards. The Committee shall specify in the Award Agreement the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of Service by the Participant prior to the end of a performance period or settlement of Performance Awards. Notwithstanding the foregoing, unless the Committee otherwise provides in an Award Agreement, if a Participant’s Service is terminated (i) for any reason other than death, Disability or Retirement, any unvested and unearned portion of such Award shall be immediately forfeited; (ii) due to a Participant’s death or Disability, the Award shall be fully vested and settled at the end of the applicable performance period based on and if required by the Committee in its discretion following, certification by the Committee regarding the achievement of the performance goals applicable to such Award; and (iii) due to a Participant’s Retirement, any unvested and unearned portion of such Award shall be immediately forfeited subject to the Committee’s discretion to accelerate the vesting of such Award based on the actual achievement of any applicable performance goals.

13.3    Committee Determinations. All determinations as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards shall be made by the Committee.

13.4    Dividends or Dividend Equivalent Rights for Performance Awards. Notwithstanding anything to the foregoing, the right to receive dividends, Dividend Equivalent Rights or distributions with respect to a Performance Award shall only be granted to a Participant if and to the extent that the underlying Award is vested and earned by the Participant.

Section 14    PARACHUTE LIMITATIONS.

Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Participant with the Trust, RPTI, RPTLP, or a Subsidiary or affiliate of any of them, except an agreement, contract, policy or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Participant (including groups or classes of Participants or beneficiaries of which the Participant is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Participant (a “Benefit Arrangement”), if the Participant is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, SAR, Restricted Shares, Restricted Share Units or Performance Award held by that Participant and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested and shall not be settled (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Participant under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Participant under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Participant from the Trust under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Participant without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Participant under any Other Agreement or any Benefit Arrangement would cause the Participant to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Participant as described in clause (ii) of the preceding sentence those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that are to be reduced or eliminated so as to avoid having the payment or benefit to the Participant under this Plan be deemed to be a Parachute Payment shall be determined in the following order and priority: first, there shall be reduced or eliminated any such right, payment or benefit that is excluded from the coverage of Code Section 409A, and then there shall be reduced or eliminated any right, payment or benefit that is subject to Code Section 409A (with the reduction in rights, payments or benefits subject to Code Section 409A occurring in the reverse chronological order in which such rights, payments or benefits would otherwise be or become vested, exercisable or settled).

Section 15    REQUIREMENTS OF LAW

15.1    General. The Trust shall not be required to sell, deliver or cause to be issued any Shares under any Award if the sale or issuance of such Shares would constitute a violation by the Participant, any other individual exercising an Option or receiving the benefit of an Award, or the Trust, RPTI and RPTLP of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Trust shall determine, in its discretion, that the listing, registration or qualification of any Shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of Shares hereunder, no Shares may be issued or sold to the Participant or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Trust, RPTI and RPTLP, and any delay caused thereby shall in no way affect the date of termination of the Award. Any determination in this connection by the Trust, RPTI and RPTLP shall be final, binding, and conclusive. The Trust may, but shall in no event be obligated to, cause to be registered any securities covered hereby pursuant to the Securities Act. The Trust shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of Shares pursuant to the Plan to comply with any law or regulation of any governmental authority.

15.2    Rule 16b-3. During any time when the Trust has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Trust that Awards pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Committee and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

Section 16    EFFECT OF CHANGES IN CAPITALIZATION

16.1    Changes in Shares. If the number of outstanding Shares is increased or decreased or the Shares are changed into or exchanged for a different number or kind of shares or other securities of the Trust on account of any recapitalization, reclassification, share split, reverse split, combination of shares, exchange of shares, share dividend or other distribution payable in capital stock, or other increase or decrease in such Shares effected without receipt of consideration by the Trust, occurring after the Original Effective Date, the number and kinds of Shares for which grants of Options and other Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Trust. In addition, the number and kind of Shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Participant immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to Shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per Share; provided, however, that all adjustments shall be made in compliance with Code Section 409A or Code Section 422, as applicable. The conversion of any convertible securities of the Trust shall not be treated as an increase in Shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Trust’s shareholders of securities of any other entity or other assets (including an extraordinary cash dividend but excluding a non-extraordinary dividend payable in cash or in shares of the Trust) without receipt of consideration by the Trust, the Trust may, in such manner as the Trust deems appropriate, adjust (i) the number and kind of Shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options and Share Appreciation Rights to reflect such distribution.

16.2    Reorganization.

16.2.1 Trust is the Surviving Entity. Subject to Section 16.3 hereof, if the Trust shall be the surviving entity in any Reorganization, any then outstanding Option or SAR shall pertain to and apply to the securities to which a holder of the number of Shares subject to such Option or SAR would have been entitled immediately following such Reorganization, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the Shares remaining subject to the Option or SAR immediately prior to such Reorganization; provided, however, that all adjustments shall be made in compliance with Code Section 409A. Subject to any contrary language in an Award Agreement, any restrictions applicable to such Award shall apply as well to any replacement securities received by the Participant as a result of the Reorganization. In the event of a Reorganization described in the preceding sentence, any outstanding Restricted Share Units shall be adjusted so as to apply to the securities that a holder of the number of Shares subject to the Restricted Share Units would have been entitled to receive immediately following such transaction; provided, however, that all adjustments shall be made in compliance with Code Section 409A.

16.2.2 Trust is not the Surviving Entity. Subject to Section 16.3 hereof, if the Trust shall not be the surviving entity in the event of any Reorganization, the Committee in its discretion may provide for the assumption or continuation of any outstanding Options, SARs, Restricted Shares and Restricted Share Units, or for the substitution for such Options, SARs, Restricted Shares and Restricted Share Units of new options, share appreciation rights, restricted shares and restricted shares units relating to the shares of stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common shares) and option and share appreciation right exercise prices, in which event the outstanding Options, SARs, Restricted Shares and Restricted Share Units shall continue in the manner and under the terms (assumption or substitution) so provided. Appropriate adjustments shall be made in compliance with Code Section 409A, including the provisions of Treas. Reg. Section 1.409A-1(b)(5)(v)(D) regarding substitutions and assumptions of stock rights by reason of a corporate transaction. Notwithstanding the foregoing, in the event such successor entity (or a parent or subsidiary thereof) refuses to assume or substitute Awards as provided above, pursuant to a Reorganization described in this Section 16.2.2, such nonassumed or nonsubstituted Awards shall have their vesting accelerate as to all Shares subject to such Award, with any Performance Awards being deemed to have vested at their target levels.

16.3    Change in Control.

16.3.1 Accelerated Vesting and Payment. Subject to the provisions of Section 16.3.2 below and except as otherwise provided for in an Award Agreement, in the event of a Change in Control in which the successor/acquirer company does not issue Alternative Awards (as defined below) within the meaning of Section 16.3.2, all outstanding Awards shall immediately become vested, with any Performance Awards being deemed to have vested at their target levels. Notwithstanding anything to the contrary contained in this Section 16.3, the treatment of any 409A Award in connection with a Change in Control shall be governed by Section 17 and the requirements of Code Section 409A.

16.3.2 Alternative Awards. Notwithstanding Section 16.3.1, no cancellation, acceleration of exercisability, vesting, cash settlement or other payment shall occur with respect to any Option, Share Appreciation Right, Restricted Share or Restricted Share Unit if the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that such Award shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award hereinafter called an “Alternative Award”), by a Participant’s employer (or the parent or an affiliate of such employer) immediately following the Change in Control; provided that any such Alternative Award must:

(a)    Be based on stock which is traded on an established securities market;

(b)    Provide such Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

(c)    Have substantially equivalent economic value to such award (determined at the time of the Change in Control in accordance with principles applicable under Section 424 of the Code);

(d)    Have terms and conditions which provide that in the event that a Participant’s Service is involuntarily terminated by the successor employer without Cause or by a Participant for Good Reason, in either case within the one-year period following the Change in Control, all of such Participant’s Option and/or SARs shall be deemed immediately and fully exercisable, the Restricted Period shall lapse as to each of such Participant’s outstanding Restricted Share or Restricted Share Unit Awards, and each such Alternative Award shall be settled for a payment per each share of stock subject to the Alternative Award in cash, in immediately transferable, publicly traded securities or in a combination thereof, in an amount equal to, in the case of an Option or SAR, the excess of the Fair Market Value of such stock on the date of the Participant’s termination of Service over the corresponding exercise or base price per share and, in the case of any Restricted Shares or Restricted Share Unit award, the Fair Market Value of the number of Shares subject or related thereto; and

(e)    Solely with respect to any Performance Awards, be converted into restricted share awards at the target levels, with any new “restricted period” based on the remaining performance period previously applicable to such Performance Awards.

16.3.3 No Amendment. Notwithstanding Section 5.3, the provisions of this Section 16.3 may not be amended in any respect for two years following a Change in Control.

16.4    Adjustments. Adjustments under this Section 16 related to Shares or other securities of the Trust shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. No fractional Shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding down to the nearest whole Share. The Committee shall determine the effect of a Change in Control upon Awards other than Options, SARs, Restricted Shares and Restricted Share Units and such effect shall be set forth in the appropriate Award Agreement. The Committee may provide in the Award Agreements at the Grant Date, or any time thereafter with the consent of the Participant, for different provisions to apply to an Award in place of those described in Sections 16.1, 16.2 and 16.3.

16.5    No Limitations on Trust. The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Trust, RPTI, RPTLP, or a Subsidiary or Affiliate of any of them to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

Section 17    CODE SECTION 409A

17.1    Generally. This Plan and any Award granted hereunder is intended to comply with, or be exempt from, the provisions of Code Section 409A, and shall be interpreted and administered in a manner consistent with that intention.

17.2    409A Awards. The provisions of this Section 17 shall apply to any 409A Award or any portion an Award that is or becomes subject to Code Section 409A, notwithstanding any provision to the contrary contained in the Plan or the Award Agreement applicable to such Award. 409A Awards include, without limitation:

17.2.1 Any Non-Qualified Option or SAR that permits the deferral of compensation other than the deferral of recognition of income until the exercise of the Award; and

17.2.2 Any other Award that either (i) provides by its terms for settlement of all or any portion of the Award on one or more dates following the Short-Term Deferral Period (as defined below), or (ii) permits or requires the Participant to elect one or more dates on which the Award will be settled.

Subject to any applicable U.S. Treasury Regulations promulgated pursuant to Code Section 409A or other applicable guidance, the term “Short-Term Deferral Period” means the period ending on the later of (i) the date that is 2 ½ months from the end of the Trust’s fiscal year in which the applicable portion of the Award is no longer subject to a “substantial risk of forfeiture”, or (ii) the date that is 2 ½ months from the end of the Participant’s taxable year in which the applicable portion of the Award is no longer subject to a substantial risk of forfeiture. For this purpose, the term “substantial risk of forfeiture” shall have the meaning set forth in any applicable U.S. Treasury Regulations promulgated pursuant to Code Section 409A or other applicable guidance.

17.3    Deferral and/or Payment Elections. Except as otherwise permitted or required by Code Section 409A or any applicable Treasury Regulations promulgated pursuant to Code Section 409A or other applicable guidance, the following rules shall apply to any deferral and/or payment elections (each, an “Election”) that may be permitted or required by the Committee pursuant to a 409A Award:

17.3.1 All Elections must be in writing and specify the amount of the payment in settlement of an Award being deferred, as well as the time and form of payment as permitted by this Plan;

17.3.2 All Elections shall be made by the end of the Participant’s taxable year prior to the year in which services commence for which an Award may be granted to such Participant; provided, however, that if the Award qualifies as “performance-based compensation” for purposes of Code Section 409A and is based on services performed over a period of at least twelve (12) months, then the Election may be made no later than six (6) months prior to the end of such period; and

17.3.3 Elections shall continue in effect until a written election to revoke or change such Election is received by the Trust, except that a written election to revoke or change such Election must be made prior to the last day for making an Election determined in accordance with Section 17.3.2 above or as permitted by Section 17.4.

17.4    Subsequent Elections. Any 409A Award in respect of which the Committee permits a subsequent Election to delay the payment or change the form of payment in settlement of such Award shall comply with the following requirements:

17.4.1 No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made;

17.4.2 Each subsequent Election related to a payment in settlement of an Award not described in Section 17.5.2, 17.5.3 or 17.5.6 must result in a delay of the payment for a period of not less than five (5) years from the date such payment would otherwise have been made; and

17.4.3 No subsequent Election related to a payment pursuant to Section 17.5.4 shall be made less than twelve (12) months prior to the date of the first scheduled installment relating to such payment.

17.5    Payments Pursuant to Deferral Elections. No payment in settlement of a 409A Award may commence earlier than:

17.5.1 Separation from service (as determined pursuant to Treasury Regulations or other applicable guidance);

17.5.2 The date the Participant becomes Disabled;

17.5.3 Death;

17.5.4 A specified time (or pursuant to a fixed schedule) that is either (i) specified by the Committee upon the grant of an Award and set forth in the Award Agreement evidencing such Award, or (ii) specified by the Participant in an Election complying with the requirements of Section 17.3 and/or 17.4, as applicable;

17.5.5 To the extent provided by Treasury Regulations promulgated pursuant to Code Section 409A or other applicable guidance, a change in the ownership or effective control or the Trust or in the ownership of a substantial portion of the assets of the Trust; or

17.5.6 The occurrence of an Unforeseeable Emergency (as defined in Code Section 409A).

Notwithstanding anything else herein to the contrary, to the extent that a Participant is a “Specified Employee” (as determined in accordance with the requirements of Code Section 409A), no payment pursuant to Section 17.5.1 in settlement of a 409A Award may be made before the date which is six (6) months after such Participant’s date of Separation from Service, or, if earlier, the date of the Participant's death.

17.6    Unforeseeable Emergency. The Committee shall have the authority to provide in the Award Agreement evidencing any 409A Award for payment in settlement of all or a portion of such Award in the event that a Participant establishes, to the satisfaction of the Committee, the occurrence of an Unforeseeable Emergency (as defined in Code Section 409A). In such event, the amount(s) distributed with respect to such Unforeseeable

Emergency cannot exceed the amounts necessary to satisfy such Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of such payment(s), after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise, by cancellation of any deferral election previously made by the Participant or by liquidation of the Participant's assets (to the extent the liquidation of such assets would not itself cause severe financial hardship). All payments with respect to an Unforeseeable Emergency shall be made in a lump sum as soon as practicable following the Committee’s determination that an Unforeseeable Emergency has occurred. The occurrence of an Unforeseeable Emergency shall be judged and determined by the Committee. The Committee’s decision with respect to whether an Unforeseeable Emergency has occurred and the manner in which, if at all, the payment in settlement of an Award shall be altered or modified, shall be final, conclusive, and not subject to approval or appeal.

17.7    No Acceleration of Payments. Notwithstanding anything to the contrary herein, this Plan does not permit the acceleration of the time or schedule of any payment under this Plan in settlement of a 409A Award, except as permitted by Code Section 409A and/or Treasury Regulations promulgated pursuant to Code Section 409A or other applicable guidance.

Section 18    GENERAL PROVISIONS

18.1    Disclaimer of Rights. No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Trust, RPTI, RPTLP, or a Subsidiary or Affiliate of any of them, or to interfere in any way with any contractual or other right or authority of the Trust, RPTI, RPTLP, or a Subsidiary or Affiliate of any of them either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Trust, RPTI, RPTLP, or a Subsidiary or Affiliate of any of them. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Participant, so long as such Participant continues to be a Trustee, officer, consultant or employee of the Trust, RPTI, RPTLP, or a Subsidiary or Affiliate of any of them. The obligation of the Trust to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Trust to transfer any amounts to a third party or otherwise hold any amounts in trust or escrow for payment to any Participant or beneficiary under the terms of the Plan.

18.2    Nonexclusivity of the Plan. Neither the adoption of the Plan nor the submission of the Plan to the Trust’s shareholders for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of options otherwise than under the Plan.

18.3    Withholding Taxes. The Trust, RPTI, RPTLP, or a Subsidiary or Affiliate of any of them, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Participant (or require a Participant to pay) any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any Shares upon the exercise of an Option or pursuant to an Award. At the time of such vesting, lapse, or exercise, the Participant shall pay to the Trust, RPTI, RPTLP, or a Subsidiary or Affiliate of any of them, as the case may be, any amount that the Trust, RPTI, RPTLP, or a Subsidiary or Affiliate of any of them may reasonably determine to be necessary to satisfy such withholding obligation. The Trust may elect to, or may cause RPTI, RPTLP, or a Subsidiary or Affiliate of any of them, to withhold Shares otherwise issuable to the Participant in satisfaction of a Participant’s withholding obligations not to exceed the statutory maximum withholding rate. Subject to the prior approval of the Trust, which may be withheld by the Trust in its sole discretion, the Participant may elect to satisfy such obligations, in whole or in part, by delivering to the Trust, RPTI, RPTLP, or a Subsidiary or Affiliate of any of them Shares already owned by the Participant, which Shares, if acquired from the Trust, shall have been held for at least six months at the time of tender. Any Shares so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations not to exceed the statutory maximum withholding rate. The Fair Market Value of the Shares used to satisfy such withholding obligation shall be determined by the Trust as of the date that the Shares are withheld. A Participant who is permitted to make and who has made an election pursuant to this Section 18.3 to deliver Shares may satisfy his/her withholding obligation only with Shares that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

18.4    Captions. The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

18.5    Other Provisions. Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

18.6    Number and Gender. With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

18.7    Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

18.8    Governing Law. The validity and construction of this Plan and the instruments evidencing the Awards hereunder shall be governed by the laws of the State of Michigan, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

18.9    Compensation Recoupment Policy. Notwithstanding any provision in the Plan, in any Award, or in any employment, consulting or severance agreement with the Trust or any Subsidiary, all Awards under this Plan shall be subject to any compensation recoupment, other compensation recovery, or clawback policy of the Trust that may be applicable to any Participant, as in effect from time to time and as approved by the Committee or the Board.

18.10    Complete Statement of Plan. This document is a complete statement of the Plan.

As adopted by the Board as of March 5, 2021, subject to approval by the shareholders of the Trust as set forth in this Plan.